UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2007

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item	2.01 Completion of Acquisition or Disposition of Assets

On April 17, 2007, MCF Corporation completed the acquisition of MedPanel, Inc., or MedPanel, a privately-held company based in Cambridge, Massachusetts, pursuant to the terms of the Agreement and Plan of Merger dated November 6, 2006, by and among MCF Corporation, MedPanel Acquisition I Corp., Panel Intelligence, LLC, MedPanel, Inc. and William J. Febbo. MedPanel is an online medical market intelligence firm that serves life sciences companies and health care investors through its proprietary methodologies and vast network of leading physicians, medical researchers, allied health professionals and other important healthcare constituencies. Under the terms of this Agreement and Plan of Merger, the Company paid $6.5 million in common stock for MedPanel. The selling stockholders will be entitled to additional consideration on the third anniversary from the closing which is based upon MedPanel achieving specific revenue and profitability milestones. The payment of the incentive consideration will be 50% in cash and 50% in the Company’s common stock and may not exceed $11,455,000. The Company registered 1,548,119 shares of common stock with the Securities and Exchange Commission on Form S-4, file number 333-138870, originally filed November 21, 2006, as amended. Additional information regarding MedPanel and the transaction may be found in the Form S-4, which is incorporated by reference herein, and by reference to the Agreement and Plan of Merger, which is attached as Exhibit 99.1 hereto.

Item	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Election of a New Director

On April 17, 2007, the Board of Directors of MCF Corporation appointed William J. Febbo as a director of the Company.
On the same date, Mr. Febbo was appointed as chief executive officer of Panel Intelligence, LLC, a wholly owned subsidiary of MCF Corporation. The Board elected Mr. Febbo pursuant to the terms of the Agreement and Plan of Merger in which the Company agreed to acquire MedPanel, where Mr. Febbo was chief executive officer. Mr. Febbo was elected by the Board to fill a vacancy existing on the Board, and he has been nominated for election by the stockholders at the 2007 Annual Meeting of Stockholders. As of the date of this report, the Board has not yet determined on which Board committees, if any, Mr. Febbo will serve. Additional information about the Agreement and Plan of Merger and Mr. Febbo’s employment agreement with MCF, including information required by Item 404(a) of Regulation S-K, is included in the Company’s registration statement on Form S-4, file number 333-138870, as amended, originally filed November 21, 2006, and in the Employment Agreement between MCF and Mr. Febbo which is Exhibit 10.1 to the Agreement and Plan of Merger, which are incorporated by reference herein.

Item	9.01 (d) Exhibits

99.1	Agreement and Plan of Merger dated November 6, 2006, by and among MCF Corporation, MedPanel Acquisition I Corp., Panel Intelligence, LLC, MedPanel, Inc. and William J. Febbo.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION

Date: April 20, 2007	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chairman and Chief Executive Officer